Exhibit 21


                           Subsidiaries of Registrant



                                                           Jurisdiction
                         Name                            of Incorporation
                         ----                            ----------------

1.  Pulaski Foreign Sales Corporation, Inc.                  U.S. Virgin Islands
2. Dawson Furniture Company, Inc.               Commonwealth of Virginia, U.S.A.